Registration No. 333-

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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
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                                    Form S-8

                             REGISTRATION STATEMENT

                                      Under

                           THE SECURITIES ACT OF 1933
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                        Constellation Energy Group, Inc.
             (Exact Name of Registrant as Specified in its Charter)

                     Maryland                           52-1964611
            (State of Incorporation)       (I.R.S. Employer Identification No.)
                250 W. Pratt Street

                Baltimore, Maryland                        21201
       (Address of Principal Executive Offices)          (Zip Code)

                           --------------------------

                        Constellation Energy Group, Inc.

                       Management Long-Term Incentive Plan

                            (Full Title of the Plan)

                           --------------------------

                                 David A. Brune

                                 Vice President

                               250 W. Pratt Street

                            Baltimore, Maryland 21201

                     (Name and Address of Agent for Service)
                             -----------------------------

                                  410-783-3601

          (Telephone Number, including Area Code, of Agent for Service)
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                         CALCULATION OF REGISTRATION FEE

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Title of                                          Proposed
securities      Amount           Proposed         maximum          Amount of
to be           to be         maximum offering    aggregate       registration
registered   registered       price per share   offering price       fee

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Common Stock   2,000,000        $45 1/8*         $90,250,000        $23,826
(without par     Shares
 value)
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*       Inserted  solely for the purpose of calculating  the  registration  fee;
        computed on the basis of the average of the reported  high and low sales
        prices  on  the  New  York  Stock  Exchange-Composite   Transactions  on
        September 25, 2000, as reported in THE WALL STREET JOURNAL pursuant to Rule 457(c).

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         In accordance  with Section E of the General  Instructions to Form S-8, the contents of Form S-8, Registration No. 333-45051 as amended by Post Effective Amendment No. 1 filed with the Securities and Exchange Commission on April 29, 1999, are incorporated by reference for the registration of 2,000,000 additional shares of common stock issuable pursuant to the Constellation Energy Group, Inc. Management Long-Term Incentive Plan.

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

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, Constellation Energy Group, Inc., the Registrant, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland on the 29th day of September, 2000.

                                               CONSTELLATION ENERGY GROUP, INC.
                                               (Registrant)
                                               By:   /s/ David A. Brune
                                                  -----------------------------
                                                 David A. Brune, Vice President

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

 Signature                     Title                  Date
------------               ------------               -------

Principal executive officer and director:

* C. H. Poindexter         Chairman of the          September 29, 2000
                           Board and Director
Principal financial and accounting officer:

/s/ David A. Brune         Vice President           Septebmer 29, 2000
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  David A. Brune

Directors:
         * H. Furlong Baldwin
         * Douglas L. Becker
         * James T. Brady
         * Beverly B. Byron
         * J. Owen Cole
         * Dan A. Colussy
         * Edward A. Crooke
         * James R. Curtiss                         September 29, 2000
         * Roger W. Gale
         * Jerome W. Geckle
         * Nancy Lampton
         * Charles L. Larson
         * George L. Russell, Jr.
         * Mayo A. Shattuck, III
         * Michael D. Sullivan

* By:          /s/ David A. Brune
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            David A. Brune, Attorney-in-Fact

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                                  EXHIBIT INDEX

Exhibit
Number

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4       -   Constellation Energy Group, Inc. Management Long-Term Incentive
            Plan.

5       -   Opinion of Company  Counsel as to  legality  of the shares of Common
            Stock being registered.

23(a)   -   Consent of PricewaterhouseCoopers L.L.P., Independent Accountants.

23(b)   -   Consent of Company Counsel (included in Exhibit 5).

24      -   Power of Attorney.

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